[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.21

DEVELOPMENT AND MANUFACTURING SERVICES AGREEMENT

THIS DEVELOPMENT AND MANUFACTURING SERVICES AGREEMENT is made and entered into as of January 17, 2007 (the “Effective Date”) by and between Portola Pharmaceuticals, Inc., a Delaware corporation, having a principal place of business at 270 East Grand Avenue, Suite 22, South San Francisco, California 94080 (Telephone: 650-246-7300, Facsimile: 650-246-7776) (“Portola”) and Hovione Inter Limited, a Swiss company having its principal place of business at Bahnhofstrasse 21 CH-6000 Lucerne 7 Switzerland, (“Hovione,” together with its Affiliates “Manufacturer”).

RECITALS:

WHEREAS, Portola desires to engage Manufacturer to perform certain Services (as defined below), on the terms and conditions set forth below, and Manufacturer desires to perform such Services for Portola.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth in this Agreement, the parties hereto agree as follows:

1. Definitions. Unless this Agreement expressly provides to the contrary, the following terms, whether used in the singular or plural, have the respective meanings set forth below:

1.1 “Affiliate” means, with respect to a party, any person or entity which controls, is controlled by or is under common control with such party. As used in this Agreement, “control” means (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non corporate entities, the direct or indirect power to manage, direct or cause the direction of the management and policies of the non corporate entity or the power to elect at least fifty percent (50%) of the members of the governing body of such non-corporate entity.

1.2 “Agreement” means this Development and Manufacturing Services Agreement, together with all Appendices attached hereto, as amended from time to time by the parties in accordance with Section 15.6, and all fully signed Work Orders entered into by the parties.

1.3 “API/Drug Substance” means the active pharmaceutical ingredient identified on the applicable Work Order.

1.4 “API Starting Material” means a raw material that is used in the production of an API and that is incorporated as a significant structural fragment in to the structure of the API. API starting material are normally commercially available and of defined chemical and physical properties and structure.

1.5 “Applicable Law” means all applicable ordinances, rules, regulations, laws, guidelines, guidances, requirements and court orders of any Authority, as amended from time to time.

1.6 “Authority” means any government regulatory authority responsible for granting approvals (e.g. New Drug Application approvals) for the performance of Services under this Agreement including, without limitation, the FDA, if applicable.

1.7 “Batch” means a specific quantity of Product that is intended to be of uniform character and quality, within specified limits, and is produced during the same cycle of Manufacture as defined by the applicable Batch Documentation.

1.8 “Batch Documentation” has the meaning set forth in Section 6.2.

1.9 “Certificate of Analysis” means a document, signed by an authorized representative of Manufacturer, describing Specifications for, and testing methods applied to, Product, and the results thereof.

1.10 “Certificate of Compliance” means a statement signed by an authorized representative of Manufacturer, attesting that the Product was manufactured in accordance with applicable cGMP.

1.11 “cGMP” means the current good manufacturing practice regulations applicable to the Manufacture of Product as defined by the Q7A Guidance on Good Manufacturing Practices of the International Conference on Harmonization of Technical Requirements of Pharmaceuticals for Human Use (ICH Q7A).

1.12 “Change Order” has the meaning set forth in Section 5.3.

1.13 “Confidential Information” has the meaning set forth in Section 10.

1.14 “Deliverables” means the reports and other tangible items (other than Product) to be prepared, obtained, generated or derived by Manufacturer as part of the Services and to be delivered to Portola, as specified in the relevant Work Order and this Agreement.

1.15 “Develop” or “Development” means the studies and other activities conducted by Manufacturer under this Agreement to develop all or any part of a Manufacturing Process.

1.16 “Duly Authorized Representative” means an employee of, or consultant to, Portola who is aware of the requirements of this Agreement and bound by a written confidentiality agreement no less strict than the obligations of Portola as set forth in this Agreement.

1.17 “Equipment” means any equipment or machinery, including Portola Equipment, used by Manufacturer in the Development and/or Manufacturing of Product, or the holding, processing, testing, or release of Product.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.18 “Facility” means the facilities of Manufacturer identified in the applicable Work Order.

1.19 “FDA” means the United States Food and Drug Administration, and any successor agency having substantially the same functions.

1.20 “FDCA” means the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. §321 et seq., as amended from time to time.

1.21 “force majeure” has the meaning set forth in Section 15.2.

1.22 “Improvements” means all Technology (whether or not protectable under patent, trademark, copyright or similar laws) that is conceived or reduced to practice by either party or jointly by the parties in the performance of Services and that relates solely to the Portola Technology.

1.23 “IND” means an Investigational New Drug application filed with the FDA in accordance with Applicable Law.

1.24 “Intermediate” means a material produced during steps of the processing of an API that undergoes further molecular change or purification before it becomes an API.

1.25 “Manufacture” and “Manufacturing” means any steps, processes and activities the Manufacturer takes to produce Product, including without limitation, the manufacturing, processing, packaging, labeling, quality control testing, release, storage or supply of Product.

1.26 “Manufacturer Indemnitee” has the meaning set forth in Section 12.2.

1.27 “Manufacturer Technology” means any Technology (a) owned or otherwise controlled by Manufacturer prior to the Effective Date, (b) developed or obtained by or on behalf of Manufacturer independent of this Agreement and without reliance upon Confidential Information of Portola or Portola Technology or (c) developed or obtained by or on behalf of Manufacturer and that relates solely to Manufacturer’s general manufacturing processes and/or platform Technology that are not specific to the Product or to Portola Materials.

1.28 “Manufacturing Process” means any and all processes (or any step in any process) used or planned to be used by Manufacturer to Manufacture Product, as evidenced in the Batch Documentation.

1.29 “Portola Indemnitee” has the meaning set forth in Section 12.1.

1.30 “Portola Materials” means the materials identified in the applicable Work Order and provided by Portola including labels (if any) for Product.

1.31 “Portola Technology” means any Technology, other than Manufacturer Technology and Improvements, that relates to Portola Materials and/or the Product and (a) is owned or otherwise controlled by Portola prior to the Effective Date or (b) is developed or obtained by or on behalf of Portola independent of this Agreement and without reliance upon the Confidential Information of Manufacturer or Manufacturer Technology.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.32 “Product” means any Regulated Intermediate, API/Drug Substance manufactured by the Manufacturer as specified in the applicable Work Order.

1.33 “Project Manager” has the meaning set forth in Section 3.1.

1.34 “Quality Agreement” has the meaning set forth in Section 2.2.

1.35 “Quality Representative” shall mean a representative from each Party primarily responsible for the quality assurance (“QA”) or quality control (“QC”) of Services and Product and identified in Attachment 1 to the Quality Agreement. Such Quality Representatives may be changed at any time with written notice provided to the other Party.

1.36 “Raw Material” is a general term used to denote starting materials, reagents, and solvents intended for use in the production of Intermediates, Regulated Intermediates or Product.

1.37 “Records” has the meaning set forth in Section 5.4(a).

1.38 “Regulated Intermediate” means an isolated intermediate that is produced during the manufacture of API/Drug Substance under cGMP.

1.39 “Reprocess” and “Reprocessing” means introducing a Product back into the process and repeating appropriate manipulation steps that are part of the established Manufacturing Process. Continuation of a process step after an in-process control test shows the process to be incomplete is not considered reprocessing.

1.40 “Rework” and “Reworking” means subjecting a Product to one or more processing steps that are different from the established Manufacturing Process.

1.41 “Services” means the Development, Manufacturing and/or other services described in a Work Order entered into by the parties.

1.42 “Specifications” means the list of tests, references to any analytical procedures and appropriate acceptance criteria which are numerical limits, ranges or other quantitative criteria for tests described in order to establish a set of criteria to which Product at any stage of Manufacture should conform to be considered acceptable for its intended use that are provided by or approved by Portola and set forth in a Work Order, as such specifications are amended or supplemented from time to time by Portola in writing and set forth in a Work Order and in accordance with Section 5.3.

1.43 “Technology” means all methods, techniques, trade secrets, copyrights, know-how, data, documentation, regulatory submissions, specifications and other intellectual property of any kind (whether or not protectable under patent, trademark, copyright or similar laws)

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.44 “Work Order” means a written work order, substantially in the form attached hereto as Appendix A, for the performance of Services by Manufacturer under this Agreement.

2. Engagement of Manufacturer.

2.1 Services and Work Orders. From time to time, Portola may wish to engage Manufacturer to perform Services for Portola. Such Services will be set forth in a Work Order. Each Work Order will be appended to this Agreement and will set forth the material terms for the project, and may include the scope of work, specified Services, Specifications, Deliverables, timelines, milestones (if any), quantity, budget, payment schedule and such other details and special arrangements as are agreed to by the parties with respect to the activities to be performed under such Work Order. No Work Order will be effective unless and until it has been agreed to and signed by authorized representatives of both parties. Documents relating to the relevant project, including without limitation Specifications, proposals, quotations and any other relevant documentation, will be attachments to the applicable Work Order and incorporated in the Work Order by reference. Each fully signed Work Order will be subject to the terms of this Agreement and will be incorporated herein and form part of this Agreement. Manufacturer will perform the Services specified in each fully signed Work Order, as amended by any applicable Change Order(s), and in accordance with the terms and conditions of such Work Order and this Agreement. Notwithstanding the foregoing, nothing in this Agreement will obligate either party to enter into any Work Order under this Agreement.

2.2 Quality Agreement. The parties will also agree upon a Quality Agreement containing quality assurance provisions for the Manufacture of Product (“Quality Agreement”), which agreement will be attached to the applicable Work Order and incorporated by reference in the Work Order.

2.3 Conflict Between Documents. If there is any conflict, discrepancy, or inconsistency between the terms of this Agreement and any Work Order, Quality Agreement, purchase order, or other form used by the parties, the terms of this Agreement will control.

3. Project Performance.

3.1 Project Manager. Each party will appoint a project manager having primary responsibility for day-to-day interactions with the other party for the Services (each, a “Project Manager”), who will be identified in the applicable Work Order. Each party may change its Project Manager by providing written notice to the other party in accordance with Section 15.3; provided that Manufacturer will use reasonable efforts to provide Portola with at least forty-five (45) days prior written notice of any change in its Project Manager for the Services. Except for notices or communications required or permitted under this Agreement, which will be subject to Section 15.3, or unless otherwise mutually agreed by the parties in writing, all communications between Manufacturer and Portola regarding the conduct of the Services pursuant to such Work Order will be addressed to or routed directly through the parties’ respective Project Manager.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.2 Communications. The parties will hold project team meetings via teleconference or in person, on a periodic basis as agreed upon by the Project Managers. Manufacturer will provide written reports to Portola as specified in the applicable Work Order.

3.3 Subcontracting. Manufacturer may not subcontract with any subcontractor to perform any of its obligations under this Agreement without the prior written consent of Portola, which shall not be unreasonably withheld or delayed; provided, that, notwithstanding the foregoing, Manufacturer may subcontract certain non-essential or routine tasks without Portola’s consent, provided that they are tasks which would normally be subcontracted by Manufacturer in the normal course of its business (e.g., cleaning of cGMP suites, and maintenance and service of Facility systems) and are not tasks that relate specifically to the Manufacture or storage of Product under this Agreement. Manufacturer will be solely responsible for the performance of any permitted subcontractor, and for costs, expenses, damages, or losses of any nature arising out of such performance as if such performance had been provided by Manufacturer itself under this Agreement. Manufacturer will cause any such permitted subcontractor to be bound by, and to comply with, provisions that are comparable in scope to the terms of this Agreement, as applicable, including without limitation, all confidentiality, quality assurance, regulatory and other obligations and requirements of Manufacturer set forth in this Agreement.

3.4 Duty to Notify. If Manufacturer, at any time during the term of this Agreement, has reason to believe that it will be unable to perform or complete the Services, Manufacturer will promptly notify Portola thereof. Compliance by Manufacturer with this Section 3.4 will not relieve Manufacturer of any other obligation or liability under this Agreement.

4. Materials.

4.1 Supply of Materials. Unless the parties otherwise agree in a Work Order, Manufacturer will supply, in accordance with the relevant raw material specifications set forth in the applicable Work Order, all materials to be used by Manufacturer in the performance of Services under such Work Order other than the Portola Materials specified in such Work Order. Portola or its designees will timely provide Manufacturer with the Portola Materials. Manufacturer agrees (a) to promptly provide Portola with written notice of receipt of all such Portola Materials, (b) not to provide Portola Materials to any third party without the prior written consent of Portola, (c) not to use Portola Materials for any purpose other than conducting the Services, including, without limitation, not to analyze, characterize, modify or reverse engineer any Portola Materials or take any action to determine the structure or composition of any Portola Materials unless required pursuant to a Work Order, and (d) to destroy or return to Portola at Portola’s cost all unused quantities of Portola Materials according to Portola’s written directions.

4.2 Ownership of Materials. Manufacturer shall not acquire any title to and/or ownership of the Portola Materials as a result of the supply of such Portola Materials by Portola pursuant to this Agreement. Manufacturer will provide within the Facility an area or areas where the Portola Materials, Product, and any intermediates (and components) of Product specified in any Work Order are reasonably segregated, labeled and stored in accordance with the Specifications and the Quality Agreement and in such a way as to be able at all times to clearly

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

distinguish such materials from other products and materials belonging to Manufacturer or held by it for a third party’s account. Manufacturer will at all times take commercially reasonable measures to protect the Portola Materials, Product, any intermediates (and components) of Product specified in any Work Order risk of loss or damage at all stages of the Manufacturing Process. Manufacturer will ensure that Product will not be subject to any liens or encumbrances at the time of delivery to Portola as a result of the acts or omissions of Manufacturer or its Affiliates. Manufacturer will promptly notify Portola if at any time it believes any Product or Portola Materials have been damaged, lost or stolen. The value of Portola Materials shall be [*] which is [*] or [*] of [*].

5. Development and Manufacture of Product.

5.1 Resources; Applicable Law. Manufacturer will comply with all Applicable Law in performing Services.

5.2 Facility.

(a) Manufacturer will perform all Services at the Facility, provide all staff necessary to perform the Services in accordance with the terms of the applicable Work Order and this Agreement, and hold at such Facility all Equipment, Portola Materials and other items used in the Services. Manufacturer will not change the location of such Facility or use any additional facility for the performance of Services under this Agreement without providing Portola with at least [*] prior written notice to, and prior written consent from, Portola, which consent will not be unreasonably withheld or delayed (it being understood and agreed that Portola may withhold consent pending satisfactory completion of a quality assurance audit and/or regulatory impact assessment of the new location or additional facility, as the case may be). Manufacturer will maintain, at its own expense, the Facility and all Equipment required for the Manufacture of Product in a state of repair and operating efficiency consistent with the requirements of the Quality Agreement and all Applicable Law.

(b) Licenses and Permits. Manufacturer will be responsible for obtaining, at its expense, any Facility or other licenses or permits, and any regulatory and government approvals necessary for the performance of Services by Manufacturer under this Agreement. At Portola’s reasonable request, Manufacturer will provide Portola with copies of all such approvals and submissions to Authorities, and Portola will have the right to reference any and all such approvals or submissions in connection with any or all applications submitted to any Authority with respect to the regulatory approval and/or commercial development of Product.

5.3 Access to Facility. Manufacturer agrees that upon not less than [*] prior written notice and no more than [*] per calendar year, excluding technical visits or for-cause audits, to have up to [*] Portola employees or its Duly Authorized Representatives visit during normal business hours and during active Manufacturing, to audit the Facility and Manufacturing Process to ascertain compliance by Manufacturer with the terms of this Agreement, including, without limitation, inspection of (i) the Equipment and materials used in the performance of Services, (ii) the holding facilities for such materials and Equipment, and (iii) all Records relating to such Services and the Facility. Portola will also have the right, at its expense and by

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

providing at least [*] prior written notice, to conduct “mock” pre-approval audits during normal business hours, and Manufacturer agrees to reasonably cooperate with Portola in such “mock audits.” Portola and its Duly Authorized Representatives who audit Manufacturer’s Facility and Records shall at all times comply with Manufacturer’s rules, regulations and SOPs relating to inspections and visits to the Facility, and Portola retains full responsibility and liability for the presence and actions of its Duly Authorized Representatives while on Manufacturer’s premises. Any information disclosed in writing, orally or by inspection of tangible objects shall be considered Confidential Information of Manufacturer and shall be subject to Section 10 of this Agreement. Fees for additional audits that occur more than [*] per year calendar year will be charged at current rates. Changes to Work Orders, Delays, Manufacturing Process and Specifications.

(a) Changes to Work Orders. If the scope of work of a Work Order changes, then the applicable Work Order may be amended as provided in this Section 5.3(a). If a required modification to a Work Order is identified by Portola, or by Manufacturer, the identifying party will notify the other party in writing as soon as reasonably possible. In either case, Manufacturer will provide Portola with a change order containing a description of the required modifications and their effect on the scope, fees and timelines specified in the Work Order (“Change Order”) and will use reasonable efforts to do so within ten (10) business days of receiving or providing such notice, as the case may be. No Change Order will be effective unless and until it has been signed by authorized representatives of both parties. If Portola approves any such Change Order, Portola will be responsible for the payment of any fee increase referenced in such Change Order. If Portola does not approve such Change Order, and has not terminated the Work Order, but requests the Work Order to be amended to take into account the modification, then the parties will use reasonable efforts to agree on a Change Order that is mutually acceptable. If practicable, Manufacturer will continue to work on the existing Work Order during any such negotiations, provided the parties agree that such efforts would facilitate the completion of the work envisioned in the proposed Change Order, but will not commence work in accordance with the Change Order until it is authorized in writing by the authorized representatives of both parties.

(b) Delays. If delays occur in performance of the Services under a Work Order related to Portola’s failure to timely supply Manufacturer with Portola Materials, Portola Technology or information required to perform such Services, Manufacturer shall be entitled, at its sole option, to (1) reallocate resources otherwise reserved for the performance of those Services, and/or (2) extend the timelines for completion of the Services under the relevant Work Order without liability or penalty under this Agreement. Additional costs and adjusted timelines will be documented and provided in written form via a Change Order as described in Section 5.3(a).

(c) Process/Specifications Changes. Any change or modification to the Manufacturing Process or Specifications for any Product must be approved in advance by Portola, which approval shall not be unreasonably withheld or delayed, and will be made in accordance with the change control provisions of the applicable Quality Agreement. All costs for implementing such changes and modifications will be [*].

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.4 Record and Sample Retention.

(a) Records. Manufacturer will keep complete and accurate records (including without limitation reports, accounts, notes and data) of all information and results obtained from performance of Services in form and substance as specified in the applicable Work Order, the applicable Quality Agreement and this Agreement (collectively, the “Records”). Subject to the provisions of Section 9 and 10, all such Records will be the sole property of Portola and Manufacturer will not transfer, deliver or otherwise provide any such Records to any party other than Portola, without the prior written approval of Portola. Records will be made reasonably available during normal business hours and with not less than ten (10) business days prior written notice for inspection, examination and copying by or on behalf of Portola. All original Records that relate to the Development and Manufacture of Product under this Agreement will be retained and archived by Manufacturer at Portola’s expense in accordance with the Quality Agreement and Applicable Law, but in no case for less than a period of [*] following completion of the applicable Work Order (the “Record Retention Period”). Upon Portola’s written request, Manufacturer will promptly provide Portola with copies of such Records at Portola’s expense. Upon expiration of the applicable Record Retention Period applicable to any Records, the originals of such Records will be sent to Portola or Portola’s designee at Portola’s expense; provided, however, that Portola may elect to have such Records retained in Manufacturer’s archives for an additional period of time at a reasonable charge to Portola by providing written notice to Manufacturer not less than ten (10) days prior to the expiration of the applicable Record Retention Period. Manufacturer may retain one copy of such Records solely for the purposes of internal record-keeping, exercising its rights and monitoring its obligations under this Agreement and as required by Applicable Law.

(b) Sample Retention. Manufacturer will take and retain, for such period and in such quantities as may be required by the Quality Agreement and the applicable Work Order, samples of Product from the Manufacturing Process produced under this Agreement (the “Retained Samples”). Manufacturer will provide reasonable quantities of Product samples, other than the Retained Samples, to Portola, upon Portola’s written request and at Portola’s expense.

5.5 Regulatory Matters.

(a) Regulatory Approvals. Portola will be responsible for filing and/or obtaining, at its expense, all regulatory and governmental approvals and permits necessary for Portola’s use of any Product Developed and/or Manufactured under this Agreement, including, without limitation, making IND submissions and any analogous submissions filed with the appropriate Authority. Manufacturer will be responsible for providing to Portola, [*], supporting data and information relating to the Development and/or Manufacture of Product that is necessary for obtaining such approvals, requested in writing by the applicable Authority and readily available to and in the possession or under the control of Manufacturer, including, without limitation, all Records, raw data, reports, authorizations, certificates, methodologies, Batch Documentation, raw material specifications, SOPs, standard test methods, Certificates of Analysis, QA signed statements of compliance and other documentation relating to the Development and Manufacture of Product (or any component thereof).

(b) Regulatory Inspections. Manufacturer will permit Portola or its Duly Authorized Representative(s) to be on site during an inspection by an Authority being

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

conducted to ascertain the Facility or the Manufacturing Process compliance to cGMP for Portola’s API/Drug Substance US and Ex-US regulatory filing. The conduct of the inspection in so far as it remains within the scope of Manufacturer’s responsibility will be the sole responsibility of the Manufacturer. Manufacturer will give as much advance notice as possible to Portola of any such visit or inspection. Manufacturer will provide to Portola a copy of any report or other written communication received from such Authority in connection with such visit or inspection, and any written communication received from the Authority relating to the Product, the Facility (if it relates to or affects the Development and/or Manufacture of Product) or the Manufacturing Process, within seventy-two (72) hours after receipt thereof, and will consult with, and Portola before responding to each such communication that shall attend to the best interests of both parties and shall ensure Portola’s timely product approval. Manufacturer will provide Portola with a copy of its final responses within five (5) business days after submission thereof.

(c) Notification of Regulatory Agencies and Regulatory Submissions. Portola shall be responsible for all communication with Regulatory Agencies including notification of process/production changes and the submission of Annual Reports.

(d) Recall of Product. Recall. The handling of field alerts, recalls and market withdrawals (collectively, “Recalls”) of all Product shall be within the sole discretion of Portola and Portola will notify Hovione promptly of any Recall of Product. Notification to any Regulatory Authority and the conduct of such Recall shall be the sole responsibility of Portola. Hovione shall (a) cooperate fully with Portola in the event of any such Recall and (b) provide such assistance in connection therewith as Portola may reasonably request. Portola shall bear all expenses of any Recall unless and to the extent such Recall directly results from Hovione’s negligence or willful misconduct, in which case Hovione shall (i) bear the actual, documented and reasonable expenses of the parties in carrying out the Recall and (ii) use commercially reasonable efforts to replace the Product subject to such Recall with conforming Product as soon as reasonably practicable at Hovione’s expense. In all events, [*] under this Section 5.5 for such Recall [*] to the [*] for such [*] applicable [*].

5.6 Waste Disposal. The generation, collection, storage, handling, transportation, movement and release of hazardous materials and waste generated in connection with the Services will be the responsibility of Manufacturer at Manufacturer’s sole cost and expense. Without limiting other applicable requirements, Manufacturer will prepare, execute and maintain, as the generator of waste, all licenses, registrations, approvals, authorizations, notices, shipping documents and waste manifests required under Applicable Law.

5.7 Safety Procedures. Portola is responsible for, and will provide Manufacturer with a copy of the most recent Safety Data for the API, Intermediates, Regulated Intermediates and related products contained within the manufacturing process. Portola will notify Manufacturer in writing of any hazardous conditions or hazardous waste known to Portola that may exist or be produced by Manufacturer in the course of performing the Services contemplated by this Agreement. Portola will inform Manufacturer of any new information related to the safety of the API, process or related products as soon as it becomes aware of any such information. Subject to the foregoing, Manufacturer will be solely responsible for implementing and maintaining health and safety procedures for the performance of Services and

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

for the handling of any materials or hazardous waste used in or generated by the Services. Manufacturer, in consultation with Portola, will develop safety and handling procedures for API/Drug Substance and Product; provided, however, that Portola will have no responsibility for Manufacturer’s health and safety program. In the event new safety information changes Manufacturer’s safety classification of the materials and requires Manufacturer to implement new safety procedures and or equipment, such costs shall be [*].

6. Testing and Acceptance Process.

6.1 Testing by Manufacturer. The Product to be Manufactured under this Agreement will be Manufactured in accordance with the Work Order, the Manufacturing Process approved by Portola and the Quality Agreement. Each Batch of Product will be sampled and tested by Manufacturer against the Specifications, and the quality assurance department of Manufacturer will review the records relating to the Manufacture of the Batch and will assess if the Manufacture has taken place in compliance with the Quality Agreement and the Manufacturing Process.

6.2 Provision of Records. If, based upon such tests, a Batch of Product conforms to the Specifications and was Manufactured according to the Quality Agreement and the Manufacturing Process, then a Certificate of Analysis, which will include, if applicable, a QA signed statement of compliance, will be completed and approved by the quality assurance department of Manufacturer. This Certificate of Analysis, the Specifications, and a complete and accurate copy of the Batch records (collectively, the “Batch Documentation”) for each Batch of Product will be delivered to Portola by a reputable overnight courier or by registered or certified mail, postage prepaid, return receipt required to verify delivery date. Upon reasonable request, Manufacturer will also deliver to Portola, [*], copies of raw data, reports, authorizations, certificates, methodologies, raw material specifications, standard test methods, and other documentation in the possession or under the control of Manufacturer relating solely to the Manufacture of each Batch of Product as agreed by the Parties in the applicable Work Order. If Portola has not received all such Batch Documentation at the time of receipt of the Batch, Portola will notify Manufacturer in writing. If Portola requires additional copies of such Batch Documentation, these will be provided by Manufacturer to Portola [*].

6.3 Review of Batch Documentation; Acceptance. Portola will review the Batch Documentation for each Batch of Product and may test samples of the Batch of Product against the Specifications. Portola will notify Manufacturer in writing of its acceptance or rejection of such Batch within four (4) weeks of receipt of the Batch Documentation relating to such Batch; provided, that, if Portola does not provide Manufacturer with notice of rejection of a Batch on or before the expiration of such review period, Portola shall be deemed to have accepted such Batch. During this review period, the parties agree to respond promptly, but in any event within ten (10) days, to any reasonable inquiry by the other party with respect to such Batch Documentation. Delays by Portola in reviewing of batch documentation do not extend the obligation of payment period for the related invoices. Subject to Section 6.4, Portola has no obligation to accept a Batch if such Batch does not comply with the Specifications and/or was not Manufactured in compliance with the Quality Agreement and the Manufacturing Process.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.4 Disputes. In case of any disagreement between the parties as to whether Product conforms to the applicable Specifications or the Quality Agreement, the quality assurance representatives of the parties will attempt in good faith to resolve any such disagreement and Portola and Manufacturer will follow their respective SOPs to determine the conformity of the Product to the Specifications and the Quality Agreement. If the foregoing discussions do not resolve the disagreement in a reasonable time (which will not exceed thirty (30) days), a representative sample of such Product will be submitted to an independent testing laboratory mutually agreed upon by the parties for tests and final determination of whether such Product conforms with such Specifications. The laboratory must meet the Quality Agreement, be of recognized standing in the industry, and consent to the appointment of such laboratory will not be unreasonably withheld or delayed by either party. Such laboratory will use the test methods contained in the applicable Specifications. The determination of conformance by such laboratory with respect to all or part of such Product will be final and binding on the parties. The fees and expenses of the laboratory incurred in making such determination will be paid by the party against whom the determination is made.

6.5 Product Non-Compliance and Remedies. If following the receipt of a notice of rejection from Portola pursuant to Section 6.3, it is determined by agreement of the Parties (or in the absence of such agreement, by the laboratory) that a Batch of Product fails to conform to the Specifications or was not Manufactured in compliance with the Quality Agreement and the Manufacturing Process, then Manufacturer will, [*]:

(a) refund in full the fees and expenses paid by Portola for such Batch, including the costs of Portola Materials used in the Manufacture of such Batch; or

(b) at Manufacturer’s cost and expense, including the costs of Portola Materials used in the Manufacture of such Batch, produce a new Batch of Product as soon as reasonably possible; or

(c) Rework or Reprocess the non-confirming Batch, at Manufacturer’s cost and expense, so that the Batch can be deemed to have been Manufactured in compliance with the Quality Agreement and the Manufacturing Process, and to conform to Specifications.

Moreover, the parties will meet to discuss, evaluate and analyze the reasons for and implications of the failure to comply with the Quality Agreement and/or the Manufacturing Process and will decide whether to proceed with or to amend the applicable Work Order, or to terminate such Work Order.

6.6 Disposition of Non-Conforming Product. The ultimate disposition of non-conforming Product will be the responsibility of Portola’s quality assurance department and [*].

7. Shipping and Delivery.

7.1 Shipping; Delivery. Manufacturer agrees, if so specified in the applicable Work Order, not to ship Product to Portola or its designee until it has received a written approval to release and ship from Portola, which approval shall be provided by Portola no later than ten (10) days from the determination that such Product is conforming Product. Manufacturer will

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ensure that each Batch will be delivered to Portola’s designated carrier, (a) on the delivery date and to the destination designated by Portola in writing, and (b) in accordance with the instructions for shipping and packaging specified by Portola in the applicable Work Order or as otherwise agreed to by the parties in writing. Delivery terms will be FCA the Facility (Incoterms 2000).

8. Price and Payments.

8.1 Price. The price of Product and/or the fees for the performance of Services will be set forth in the applicable Work Order.

8.2 Invoice. Unless otherwise agreed upon by the Parties, Manufacturer will invoice Portola according to the invoicing schedule in the applicable Work Order. Payment of invoices will be due [*] after receipt of the invoice by Portola.

8.3 Payments. Portola will make all payments pursuant to this Agreement by wire transfer to a bank account designated in writing by Manufacturer. All payments under this Agreement will be made in United States Dollars.

8.4 Taxes. Duty, sales, use or excise taxes imposed by any governmental entity that apply to the provision of Services will be borne by Portola (other than taxes based upon the income of Manufacturer).

9. Intellectual Property Rights. Except as provided in this Section 9, ownership of Technology developed or discovered by either party alone or both together in the course of performance of this Agreement will follow inventorship as established in accordance with United States patent laws.

9.1 Portola Technology. All rights to and interests in Portola Technology will remain solely in Portola and no right or interest therein is transferred or granted to Manufacturer. Manufacturer acknowledges and agrees that it shall not acquire a license or any other right to Portola Technology except as provided in this Section 9.1. Portola hereby grants Manufacturer a non-exclusive, fully paid license under the Portola Technology for the limited purpose of carrying out the Services under this Agreement; provided that, such limited, non-exclusive license will expire upon the completion of such Services or the termination or expiration of this Agreement, whichever is the first to occur.

9.2 Manufacturer Technology. All rights to and interests in Manufacturer Technology will remain solely in Manufacturer and no right or interest therein is transferred or granted to Portola. Portola acknowledges and agrees that it will not acquire a license or any other right to Manufacturer Technology.

9.3 Improvements. Manufacturer agrees that all Improvements will be the sole and exclusive property of Portola and are hereby assigned to Portola (or its designee) without additional compensation to Manufacturer. Manufacturer will take such steps as Portola may reasonably request (at Portola’s expense) to vest in Portola (or its designee) ownership of the Improvements.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.4 Non-Exclusive License. Portola hereby grants to Manufacturer a non-exclusive, [*], worldwide license, [*], to use Improvements that relate to Manufacturer Technology or the Confidential Information of Manufacturer, in the development and [*] that do not [*] or [*].

9.5 Patent Filings. Portola will have the exclusive right and option, but not the obligation, to prepare, file, prosecute, maintain and defend at its sole expense, any patents that claim and/or cover the Improvements and will keep Manufacturer reasonably informed with regard thereto, including providing copies of all filings and material correspondence sent to or received from applicable patent offices. In the event that Portola requests that manufacturer provides legal assistance for such filings Portola shall compensate Manufacturer for the work performed including any attorney’s fees associated with writing or reviewing drafts of Patents. [*] if Portola [*] that [*] to be it’s [*] and prefers to [*] as a [*]. If Portola declines to file and prosecute any patent applications, or maintain any patents, relating to Improvements, it will give Manufacturer reasonable notice to this effect and, thereafter, Manufacturer may, upon written notice to Portola, assume the exclusive right and option, but not the obligation, to file and prosecute such patent applications and/or maintain such patents, in the name of Portola and at Manufacturer’s sole expense. Should Manufacture elect to file and prosecute such patent applications and/or maintain such patents in the name of Portola, Portola shall promptly (a) deliver to Manufacturer copies of all necessary files related to the patent applications and/or patents with respect to which responsibility has been transferred and shall take all actions and execute all documents reasonably necessary for Manufacturer to assume such responsibility, (b) [*] to Manufacturer any [*] then [*] and [*] and/or [*] by Portola (each, a “[*]”) and (c) [*] Manufacturer [*], with [*] the Improvements covered by such patent applications and/or patent(s) [*]. Unless otherwise authorized by Portola, Manufacturer shall not have the right to [*].

10. Confidentiality.

10.1 Definition. As used in this Agreement, “Confidential Information” means any scientific, technical, trade or business information which is given by one party to the other and which is treated by the disclosing party as confidential or proprietary or is developed by one party for the other under the terms of this Agreement. The disclosing party will, to the extent practical, use reasonable efforts to label or identify as confidential, at the time of disclosure all such Confidential Information that is disclosed in writing or other tangible form. Confidential Information of Manufacturer includes, but is not limited to, Manufacturer Technology, whether or not labeled confidential. Confidential Information of Portola includes, but is not limited to, Portola Technology and Improvements, whether or not labeled confidential.

10.2 Obligations. Each party agrees (a) to keep confidential the Confidential Information of the other party, (b) not to disclose the other party’s Confidential Information to any third party without the prior written consent of such other party, and (c) to use such Confidential Information only as necessary to fulfill its obligations or in the reasonable exercise of rights granted to it under this Agreement; provided, however, that the foregoing obligations shall not apply to Confidential Information that is (i) in possession of the receiving party at the time of disclosure, as reasonably demonstrated by written records and without obligation of confidentiality, (ii) later becomes part of the public domain through no fault of the receiving

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

party, (iii) received by the receiving party from a third party without obligation of confidentiality, or (iv) developed independently by the receiving party without use of, reference to, or reliance upon the disclosing party’s Confidential Information by individuals who did not have access to Confidential Information. Notwithstanding the foregoing, a party may disclose (y) Confidential Information of the other party to its Affiliates, and to its and their directors, employees, consultants, and agents in each case who have a specific need to know such Confidential Information and who are bound by a like obligation of confidentiality and restriction on use, and (z) Confidential Information of the other party to the extent such disclosure is required to comply with Applicable Law or to defend or prosecute litigation; provided, however, that the receiving party provides prior written notice of such disclosure to the disclosing party and takes reasonable and lawful actions to avoid or minimize the degree of such disclosure. Moreover, Portola may disclose any Confidential Information of Manufacturer included in the Records and relating to the Development and/or Manufacture of Product to entities with whom Portola has a marketing and/or development collaboration with respect to Product and that have a specific need to know such Confidential Information and that are bound by a like obligation of confidentiality and restrictions on use. For the avoidance of doubt, Portola shall [*] provide to any Third Party [*].

10.3 Public Statements. Except to the extent required by Applicable Law or the rules of the U.S. Securities and Exchange Commission, any stock exchange or NASDAQ, neither party will make any public statements or releases concerning this Agreement or the transactions contemplated by this Agreement, or use the other party’s name in any form of advertising, promotion or publicity, without obtaining the prior written consent of the other party, which consent will not be unreasonably withheld or delayed.

11. Representations and Warranties.

11.1 Manufacturer’s Representations and Warranties. Manufacturer represents and warrants to Portola that:

(a) it has the full power and right to enter into this Agreement and the execution, delivery and performance of this Agreement does not breach, violate, contravene or constitute a default under any contracts, arrangements or commitments to which Manufacturer is a party or by which it is bound;

(b) the Services will be performed with requisite care, skill and diligence, in accordance with Applicable Law and industry standards, and by individuals who are appropriately trained and qualified;

(c) to the best of its knowledge, the use of Manufacturer Technology in the performance of the Services will not infringe the intellectual property rights of any third party and it will promptly notify Portola in writing should it become aware of any claims asserting such infringement;

(d) at the time of shipment of Product to Portola, such Product (i) will have been Manufactured in accordance with Applicable Law, the Manufacturing Process, the applicable Quality Agreement and Specifications; and

(e) it has not been debarred, nor is it subject to a pending debarment, and that it will not use in any capacity in connection with the Services any person who has been debarred pursuant to section 306 of the FDCA, 21 U.S.C. § 335a, or who is the subject of a conviction described in such section. Manufacturer agrees to notify Portola in writing promptly if Manufacturer or any person who is performing Services is debarred or is the subject of a conviction described in section 306, or if any action, suit, claim, investigation, or proceeding is pending, or to the best of Manufacturer’s knowledge, is threatened, relating to the debarment or conviction of Manufacturer or any person performing Services.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.2 Portola Representations and Warranties. Portola represents and warrants to Manufacturer that:

(a) it has the full power and right to enter into this Agreement and that there are no outstanding agreements, assignments, licenses, encumbrances or rights held by other parties, private or public, inconsistent with the provisions of this Agreement, and

(b) it will comply will all Applicable Law in its use of the Product and Deliverables, and

(c) to the best of its knowledge, the use of Portola Technology as contemplated in the Services and/or any Confidential Information of Portola and Portola Materials supplied by Portola pursuant to any Work Order will not infringe the intellectual property rights of any third party and that it will promptly notify Manufacturer in writing should it become aware of any claims asserting such infringement.

11.3 Disclaimer of Other Representations and Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT.

12. Indemnification.

12.1 Indemnification by Manufacturer. Manufacturer will indemnify, defend and hold harmless Portola, its Affiliates and their respective officers, directors, employees and agents (each a “Portola Indemnitee”) from and against any and all losses, damages, liabilities or expenses (including reasonable attorneys fees and other costs of defense) (collectively, “Losses”) in connection with any and all actions, suits, claims or demands that may be brought or instituted against any Portola Indemnitee by any third party based on, arising out of, or resulting from, any (a) material breach by Manufacturer of its representations, warranties or covenants under this Agreement, or (b) grossly negligent act or omission or the willful misconduct of any Manufacturer Indemnitees in performing obligations under this Agreement, except in each case to the extent such losses are within the scope of the indemnification obligation of Portola under Section 12.2 below.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

12.2 Indemnification by Portola. Portola will indemnify, defend and hold harmless Manufacturer, its Affiliates and their respective officers, directors, employees and agents (each a “Manufacturer Indemnitee”) from and against any and all Losses in connection with any and all actions, suits, claims or demands that may be brought or instituted against any Manufacturer Indemnitee by any third party based on, or arising out of, or resulting from (a) the use of the Product by Portola (including without limitation any claim of infringement of any patent or trademark or the unauthorized use of a trade secret and any product liability claims), except to the extent that such Losses are within the scope of the indemnification obligation of Manufacturer under Section 12.1, (b) any material breach by Portola of its representations, warranties or covenants under this Agreement, or (c) any grossly negligent act or omission or the willful misconduct of any Portola Indemnitees in performing obligations under this Agreement.

12.3 Procedures. Each party agrees to notify the other party within thirty (30) days of receipt of any claims made for which the other party might be liable under Section 12.1 or 12.2, as the case may be. Subject to Section 12.4, the indemnifying party will have the right to defend, negotiate, and settle such claims. The party seeking indemnification will provide the indemnifying party with such information and assistance as the indemnifying party may reasonably request, at the expense of the indemnifying party. The parties understand that no insurance deductible will be credited against losses for which a party is responsible under this Section 12.

12.4 Settlement. Neither party will be responsible or bound by any settlement of any claim or suit made without its prior written consent; provided, however, that the indemnified party will not unreasonably withhold or delay such consent. If a settlement contains an absolute waiver of liability for the indemnified party, and each party has acted in compliance with the requirements of Section 12.3, then the indemnified party’s consent will be deemed given. Notwithstanding the foregoing, Manufacturer will not agree to settle any claim on such terms or conditions as would impair Portola’s ability or right to Manufacture, market, sell or otherwise use Product, or as would impair Manufacturer’s ability, right or obligation to perform its obligations under this Agreement.

12.5 Limitation of Liability. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE; PROVIDED, HOWEVER, THAT THIS LIMITATION WILL NOT APPLY TO DAMAGES RESULTING FROM BREACHES BY A PARTY OF ITS DUTY OF CONFIDENTIALITY AND NON-USE IMPOSED UNDER SECTION 10 OR ITS INDEMNIFICATION OBLIGATIONS UNDER THIS SECTION 12. Notwithstanding anything to the contrary in this Section 12.5, the [*] of [*] under this Agreement (other than [*] arising under Section [*]) shall be [*] the [*] of [*] by [*] under this Agreement [*] to the [*] that [*].

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13. Insurance.

13.1 Manufacturer Insurance. Manufacturer will secure and maintain in full force and effect throughout the term of this Agreement (and for at least five (5) years thereafter for claims made coverage), insurance with coverage and minimum policy limits set forth as follows:

(a) Worker’s Compensation, including coverage for occupational disease, with benefits determined by statute;

(b) Comprehensive General Liability and Personal/Advertising Injury, including coverage for contractual liability assumed by Manufacturer and coverage for Manufacturer’s independent contractor(s), with per occurrence limits of at least one million dollars ($1,000,000) each and a general aggregate limit of two million dollars ($2,000,000);

(c) “All Risk” Property, valued at replacement cost, covering loss or damage to the Facility and Portola’s property and materials in the care, custody, and control of Manufacturer; and

(d) Comprehensive Automobile Liability, Employer’s Liability, and Umbrella Liability, in such amounts and under such terms as are customary for similar companies providing like services.

13.2 Evidence of Insurance. Manufacturer will furnish to Portola a certificate from an insurance carrier (having a minimum AM Best rating of A describing the policy(s) in place.

13.3 Insurance Information. Manufacturer will comply, at Portola’s expense, with reasonable requests for information made by Portola’s insurance provider representative(s).

14. Term and Termination.

14.1 Term. This Agreement will take effect as of the Effective Date and, unless earlier terminated pursuant to this Section 14, will expire on the later of (a) five (5) years from the Effective Date, or (b) the completion of Services under the last Work Order executed by the parties prior to the fifth anniversary of the Effective Date. The term of this Agreement may be extended continuously for additional two (2) year periods upon the agreement of the parties at least [*] prior to the expiration of the then current term.

14.2 Termination by Portola. Portola will have the right, in its sole discretion, to terminate this Agreement and/or any Work Order (a) upon sixty (60) days prior written notice to Manufacturer, or (b) immediately upon written notice if (i) Manufacturer is, or provides written notice that it will be, unable to perform the Services in accordance with the agreed upon timeframe, if any, set forth in the applicable Work Order, or (ii) Manufacturer fails to obtain or maintain any material governmental licenses or approvals required in connection with the Services.

14.3 Termination by Either Party. Either party will have the right to terminate this Agreement or any signed Work Orders that are pending by giving sixty (60) days written notice to the other party, upon the occurrence of any of the following:

(a) the other party files a petition in bankruptcy, or enters into an agreement with its creditors, or applies for or consents to the appointment of a receiver or trustee, or makes an assignment for the benefit of creditors, or becomes subject to involuntary proceedings under any bankruptcy or insolvency law (which proceedings remain undismissed for sixty (60) days);

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) the other party fails to start and diligently pursue the cure of a material breach of this Agreement within thirty (30) days after receiving written notice from the other party of such breach; or

(c) a force majeure event that prevents performance (in whole or substantial part) of this Agreement or any pending Work Order for a period of at least [*]. In the case of a force majeure event relating to a pending Work Order, the right to terminate will be limited to such Work Order.

(d) Either party concludes that the relationship established by this agreement has become detrimental to its business and the party can demonstrate that it is in the best interest of both parties to terminate the agreement.

14.4 Effect of Termination. Manufacturer will, upon receipt of a termination notice from Portola, promptly cease performance of the applicable Services and will take all reasonable steps to mitigate the out-of-pocket expenses incurred in connection therewith. In particular, Manufacturer will use commercially reasonable efforts to:

(a) immediately cancel, to the greatest extent possible, any third party or subcontractor obligations in effect with respect to any pending Work Order(s);

(b) promptly inform Portola of any irrevocable commitments made in connection with any pending Work Order(s) prior to termination;

(c) in the event that it is acceptable to the vendor, promptly return to the vendor for a refund all unused, unopened materials in Manufacturer’s possession for which payment has been made by Portola that are related to any pending Work Order; provided that Portola will have the option, but not the obligation, to take possession of any such materials;

(d) promptly inform Portola of the cost of any remaining unused, unreturnable materials ordered pursuant to any pending Work Order(s), and either deliver such materials to Portola (or its designee) subject to the payment of such cost or properly dispose of them, as instructed by Portola and at Portola’s expense; and

(e) perform only those services and activities mutually agreed upon by Portola and Manufacturer as being necessary or advisable in connection with the close-out of any pending Work Order(s).

14.5 Return of Materials/Confidential Information. Upon the expiration or termination of this Agreement, each party will promptly return all Confidential Information of the other party that it has received pursuant to this Agreement. Manufacturer will also promptly return all Portola Materials, retained samples, data, reports and other property, information

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

and/or know-how in recorded form that was provided by Portola, or developed in the performance of the Services, that are owned by or licensed to Portola. Provided however, Manufacture may (a) retain one copy of such Records solely for the purposes of internal record-keeping, exercising its rights and monitoring its obligations under this Agreement and as required by Applicable Law and (b) exclude or redact from such Records any confidential or proprietary information of third parties or subcontractors.

14.6 Inventories. Upon expiration or termination of this Agreement or a pending Work Order, Portola (a) will purchase from Manufacturer any existing inventories of Product conforming to the Specifications and Manufactured in accordance with the Quality Agreement and the Manufacturing Process, at the price for such Product set forth in the applicable Work Order, and (b) may either (i) purchase any Product in process held by Manufacturer as of the date of the termination, at a price to be mutually agreed (it being understood that such price will reflect, on a pro rata basis, work performed and non-cancelable out-of-pocket expenses actually incurred by Manufacturer with respect to the Manufacture of such in-process Product), or (ii) direct Manufacturer to dispose of such material at Portola’s cost.

14.7 Payment Reconciliation. Within [*] after the close-out of a Work Order, Manufacturer will provide to Portola a final invoice for that Work Order. If Portola has pre-paid to Manufacturer more than the amount in a final invoice then Manufacturer agrees to promptly refund that money to Portola, or to credit the excess payment toward another existing or future Work Order, at the election of Portola.

14.8 Survival. Expiration or termination of this Agreement for any reason will not relieve either party of any obligation accruing prior to such expiration or termination or of any rights and obligations of the parties that by their terms survive termination or expiration of this Agreement or of any Work Order, including, without limitation, the ownership (Section 9), the applicable confidentiality (Section 10), the representations and warranties (Section 11), indemnification (Section 12), and provisions of this Agreement, and the provisions of the applicable Quality Agreement.

15. Miscellaneous.

15.1 Independent Contractor. All Services will be rendered by Manufacturer as an independent contractor and this Agreement does not create an employer-employee relationship between Portola and Manufacturer. Manufacturer will not in any way represent itself to be a partner or joint venturer of or with Portola.

15.2 Force Majeure. Except as otherwise expressly set forth in this Agreement, neither party will have breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including, without limitation, fire, floods, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), insurrections, riots, civil commotion, strikes, terrorism, acts of God or acts, omissions, or delays in acting, by any governmental authority (“force majeure”). The party affected by any event of force majeure will promptly notify the other party, explaining the nature, details and expected duration thereof. Such party will also notify the other party from time to time as to

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

when the affected party reasonably expects to resume performance in whole or in part of its obligations under this Agreement, and to notify the other party of the cessation of any such event. A party affected by an event of force majeure will use commercially reasonable efforts to remedy, remove, or mitigate such event and the effects thereof with all reasonable dispatch. If a party anticipates that an event of force majeure may occur, such party will notify the other party of the nature, details and expected duration thereof. Upon termination of the event of force majeure, the performance of any suspended obligation or duty will promptly recommence.

15.3 Notices. All notices must be written and sent to the address or facsimile number identified below or in a subsequent notice. All notices must be given (a) by personal delivery, with receipt acknowledged, (b) by facsimile followed by hard copy delivered by the methods under (c) or (d), (c) by prepaid certified or registered mail, return receipt requested, or (d) by prepaid recognized next business day delivery service. Notices will be effective upon receipt or at a later date stated in the notice.

If to Manufacturer, to:

Hovione Inter Limited

40 Lake Drive

East Windsor, NJ 08520

Attention: David Hoffman

Telephone: 609 918-2420

Facsimile: 609 918-2615

And copy to:

Hovione FarmaCiencia SA

Sete Casa, Loures 2670

Portugal

Attention: Guy Villax

Telephone: +351 219 829 000

Telefax: +351 219 829 498

If to Portola, to:

Portola Pharmaceuticals, Inc.

270 East Grand Avenue, Suite 22

South San Francisco, California 94080

Attention: Joe Lambing

Telephone: 650-246-7300

Facsimile: 650-246-7776

15.4 Assignment. This Agreement may not be assigned or otherwise transferred by either party without the prior written consent of the other party; provided, however, that either party may, without such consent, but with notice to the other party, assign this Agreement, in whole or in part, (a) in connection with the transfer or sale of all or substantially all of its assets or the line of business or product to which this Agreement relates,

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) to a successor entity or acquirer in the event of a merger, consolidation or change of control, or (c) to any Affiliate. Any purported assignment in violation of the preceding sentence will be void. Any permitted assignee will assume the rights and obligations of its assignor under this Agreement.

15.5 Entire Agreement. This Agreement, including the attached Appendices and any fully-signed Work Orders, each of which are incorporated herein, constitute the entire agreement between the parties with respect to the specific subject matter hereof and all prior agreements with respect thereto are superseded. Each party hereto confirms that it is not relying on any representations or warranties of the other party except as specifically set forth herein.

15.6 No Modification. This Agreement and and/or any Work Order or Quality Agreement may be changed only by a writing signed by authorized representatives of both parties.

15.7 Severability; Reformation. Each provision in this Agreement is independent and severable from the others, and no provision will be rendered unenforceable as a result of any other provision(s) being held to be invalid or unenforceable in whole or in part. If any provision of this Agreement is invalid, unenforceable or too broad, that provision will be appropriately limited and reformed to the maximum extent permitted by applicable law

15.8 Governing Law. This Agreement will be construed and interpreted and its performance governed by the laws of the State of New York without regard to any choice of law principle that would dictate the application of the law of another jurisdiction. Any action, suit or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement will be commenced only in a court of the State of California, U.S.A. and Portola and Manufacturer each consents to the jurisdiction of such a court. The application of the 1980 United Nations Convention on Contracts for the International Sale of Goods is hereby specifically excluded.

15.9 Waiver. The waiver by either party hereto of any right under this Agreement or the failure to perform or of a breach by the other party will not be deemed a waiver of any other right under this Agreement or of any other breach or failure by such other party whether of a similar nature or otherwise.

15.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

15.11 Headings. This Agreement contains headings only for convenience and the headings do not constitute or form a part of this Agreement, and should not be used in the construction of this Agreement.

15.12 No Benefit to Third Parties. Except as set forth in Section 12 hereof, the representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the parties hereto and their successors and permitted assigns, and they will not be construed as conferring any rights on any other persons.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

PORTOLA PHARMACEUTICALS, INC.		HOVIONE INTER LIMITED

By	/s/ Charles J. Homcy	By	/s/ G. Villax

Print Name	Charles J. Homcy, M.D.	Print Name	G. Villax

Title	President and Chief Executive Officer	Title	Chief Executive

Date	November 8, 2007	Date	26 October 2007

		By	/s/ Douglas B. Hecker

		Print Name	Douglas B. Hecker

		Title	Manager – Sales & Marketing

		Date	25 October 2007

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

APPENDIX A

SAMPLE WORK ORDER

THIS WORK ORDER is by and between Portola Pharmaceuticals, Inc. (“Portola”) and Hovione Inter Limited (“Manufacturer”), and upon execution will be incorporated into the Development and Manufacturing Services Agreement between Portola and Manufacturer dated [EFFECTIVE DATE OF AGREEMENT] (the “Agreement”). Capitalized terms in this Work Order will have the same meanings as set forth in the Agreement.

Portola hereby engages Manufacturer to provide Services, as follows:

1.	API/Drug Substance.

Describe the specific API/Drug Substance(s).

2.	Services. Manufacturer will render to Portola the following Services:

Describe the specific Services to be conducted by Manufacturer (summarize) or attach Manufacturer’s proposal.

3.	Facilit(ies). The Services described above will be rendered at the following facilities of Manufacturer:

Include Facility address(es).

4.	Portola Materials. Portola will provide to Manufacturer the following materials to be used by Manufacturer to perform the Services:

Describe specific materials being provided by Portola to Manufacturer.

5.	Portola Equipment.

Include any equipment that will be provided by Portola to Manufacturer to be used by Manufacturer in performance of the Services.

6.	Manufacturer Project Manager. Name and Title

7.	Portola Project Manager. Name and Title

8.	Compensation. The total compensation due Manufacturer for Services under this Work Order is INSERT WRITTEN AMOUNT (numerical amount). Such compensation will be paid INSERT PAYMENT SCHEDULE OR REFERENCE PROPOSAL. Portola and Manufacturer must agree in advance of either party making any change in compensation. Manufacturer will invoice Portola to the attention of INSERT NAME for Services rendered under this Agreement. Manufacturer will invoice Portola for all amounts due under this Work Order. All payments will be made by Portola within [*] of its receipt of an invoice.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.	Records. Define records to be kept and provided to Portola.

10.	Quality Agreement. The provisions of the Quality Agreement, attached hereto as Attachment 1, are incorporated herein by reference.

All other terms and conditions of the Agreement will apply to this Work Order.

WORK ORDER AGREED TO AND ACCEPTED BY:

PORTOLA PHARMACEUTICALS, INC.	HOVIONE INTER LIMITED

By	By

Print Name	Print Name

Title	Title

Date	Date

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SERVICE PROVIDER:	• Hovione Inter Limited
DMSA EFFECTIVE DATE:	• January 17, 2007

AMENDMENT NO. 1 TO

DEVELOPMENT AND MANUFACTURING SERVICES AGREEMENT

THIS AMENDMENT NO. 1 (the “Amendment”) to the Development and Manufacturing Services Agreement (defined below) is made effective as of January 17, 2012 by and between Portola Pharmaceuticals, Inc., (“Portola”) and Hovione Inter Limited (“Service Provider”) and upon execution will be incorporated into the Development and Manufacturing Services Agreement between Portola and Service Provider dated January 17, 2007 (the “Development and Manufacturing Services Agreement”). All capitalized terms not defined in this Amendment shall have the same meaning as in the Development and Manufacturing Services Agreement.

WHEREAS, a Development and Manufacturing Services Agreement, effective January 17, 2007, was entered into by and between Portola and Service Provider; and

WHEREAS, the parties now wish to amend Section 14.1 of the Development and Manufacturing Services Agreement to extend the term of the Agreement.

NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.	Term. Section 14.1 of the Development and Manufacturing Services Agreement is hereby deleted in its entirety and replaced with the following:

This Agreement will take effect as of the Effective Data and, unless earlier terminated pursuant to this Section 14, will expire on the later of (a) seven (7) years from the Effective Date, or (b) the completion of Services under the last Work Order executed by the parties prior to the fifth anniversary of the Effective Date. The term of this Agreement may be extended continuously for additional two (2) year periods upon the agreement of the parties at least [*] prior to the expiration of the then current term.

Except as expressly provided in this Amendment, the Development and Manufacturing Services Agreement remains unchanged and in full force and effect. This Amendment may be executed in any number of counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. A facsimile or scanned copy of this Amendment that includes a party’s signature will be deemed an original.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the Effective Date.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

PORTOLA PHARMACEUTICALS, INC.		HOVIONE INTER LIMITED

By:	/s/ Mardi C. Dier	By:	/s/ David Hoffman

Print Name:	Mardi C. Dier	Print Name:	David Hoffman

Title:	Chief Financial Officer	Title:	V. P. Exclusive

Date:	February 1, 2013	Date:	01 February 2013

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.